Exhibit 1.01

CONFLICT MINERALS REPORT

TO

FORM SD SPECIALIZED DISCLOSURE REPORT

OF

ECOLAB INC.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws.  Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “intend” and the like, or the use of the future tense. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements include, but are not limited to, statements concerning the additional steps that we intend to take to mitigate the risk that our necessary 3TG (as such term is defined below) benefit armed groups.

Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, (1) the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all, (2) whether smelters and refiners and other market participants responsibly source 3TG and (3) political and regulatory developments, whether in the Democratic Republic of the Congo (“DRC”) region, the United States or elsewhere. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the filing of this document. We do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of the filing of this document or to reflect the occurrence of unanticipated events.

I.                                        Introduction

Except where the context otherwise requires, references in this Conflict Minerals Report to “Ecolab,” “Company,” “we” and “our” are to Ecolab Inc. and its subsidiaries, collectively.  As used herein and consistent with the Conflict Minerals Rule (as such term is defined below), (1) “Conflict Minerals” or “3TG” are columbite-tantalite (coltan), cassiterite, gold and wolframite, and the derivatives tantalum, tin and tungsten, without regard to the location of origin of the minerals or derivative metals, and (2) the “Conflict Minerals Rule” is, collectively, Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD.

Applicability of the Conflict Minerals Rule to Our Company

We are the global leader in water, hygiene and energy technologies and services that protect people and vital resources.  We deliver comprehensive programs and services to promote safe food, maintain clean environments, optimize water and energy use and improve operational efficiencies for customers in the food, energy, healthcare, industrial and hospitality markets in more than 170 countries.  Our cleaning and sanitizing programs and products, pest elimination services, and equipment maintenance and repair services support customers in the foodservice, food and beverage processing, hospitality, healthcare, government and education, retail, textile care and commercial facilities management sectors.  Our products and technologies are also used in water treatment, pollution control, energy conservation, oil production and refining, steelmaking, papermaking, mining and other industrial processes.

We are required to make filings pursuant to the Conflict Minerals Rule because some of the products that we manufacture or contract to manufacture, in particular certain components of our control and dispensing equipment and healthcare product offerings, contain 3TG that are necessary to the functionality or production of the products.  Not all of our products contain 3TG. The 3TG content in our products accounts for only a small percentage of the total materials content and our products with 3TG content accounted for less than 1% of our 2015 total sales. Our in-scope products taken together as a whole include all four 3TG, though each in-scope product does not include all four 3TG.

We do not directly source 3TG from mines, smelters or refiners, and we believe that we are in most cases many levels removed from these market participants.  However, through the efforts described in this Conflict Minerals Report, we seek to ensure that our sourcing practices are consistent with our Conflict Minerals Policy described below.

Reasonable Country of Origin Information

As required by the Conflict Minerals Rule, for 2015, we conducted a “reasonable country of origin inquiry” (“RCOI”) of the direct suppliers of the components, parts or products believed by us to contain 3TG.  Our RCOI was reasonably designed to determine in good faith whether any of the 3TG in our in-scope products originated in the DRC or an adjoining country or from recycled or scrap sources. For our RCOI, we utilized the processes and procedures contemplated by Steps 1 and 2 of the OECD Guidance (as defined below).  These steps of the OECD Guidance are described under “Design of Due Diligence Measures” and “Due Diligence Measures Performed by Ecolab.”

In connection with our RCOI, suppliers identified to us 389 smelters and refiners that processed the necessary 3TG contained in our in-scope products.  As of May 3, 2016, 202 of these smelters and refiners were listed as “compliant” by the Conflict-Free Sourcing Initiative (the “CFSI”) and 30 were listed as having agreed to an audit. Of the remaining 157 smelters and refiners, 130 could be verified as smelters and refiners and 27 facilities could not be verified.  The smelters and refiners (other than those that could not be verified) and their compliance status are listed on Annexes I and II.

As we did last year, to help achieve a greater level of specificity in determining the countries of origin of the 3TG processed by the smelters and refiners identified by our suppliers, we enlisted the services of a third party service provider (the “Reviewer”) to review the smelters and refiners identified to us and provide us with a list of the related countries of origin known to it. The identified countries of origin are listed below under “Product, Smelter and Refiner and Country of Origin Information.”  Our country of origin determinations are derived from the information provided to us by the Reviewer.  Certain of the other compliance activities described in this Conflict Minerals Report were performed on our behalf by the Reviewer.

Based on the information provided by the Reviewer and our own analysis, we had reason to believe that some of the identified smelters and refiners sourced from the DRC and its adjoining countries.  Accordingly, pursuant to the Conflict Minerals Rule, based on the results of our

RCOI, we were required to conduct due diligence for 2015. These due diligence efforts are discussed below.

II.                                   Design of Due Diligence Measures

We designed our 3TG compliance procedures based on, and in conformity in all material respects with, the applicable portions of the five step framework of the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (2013 Second Edition), including the supplements on tin, tantalum and tungsten and gold (the “OECD Guidance”).  Selected elements of our program design are discussed below. The headings below conform to the headings used in the OECD Guidance for each of the five steps. Selected due diligence measures that we took in respect of 2015 are discussed below under “Due Diligence Measures Performed by Ecolab.”

1.                                      Establish strong company management systems

a.                                      We have a team of responsible personnel from our regulatory affairs, global supply chain and legal functions for the management and continued implementation of our 3TG compliance strategy. We also utilize specialist outside counsel and other advisors to assist us with our compliance efforts.

b.                                      We have adopted and communicate to our suppliers and the public a company policy regarding 3TG (the “Conflict Minerals Policy”) for our supply chain. Among other things, the Conflict Minerals Policy contains our expectations that our suppliers:  (i) supply materials to Ecolab that are “DRC Conflict-Free”;  (ii) adopt policies and management systems with respect to 3TG and require their suppliers to adopt similar policies and systems; (iii) establish their own due diligence program to ensure conflict-free supply chains; and (iv) respond to survey requests in a timely manner, and with full disclosure, following the specific instructions provided. The Conflict Minerals Policy indicates that, in the event Ecolab determines that a supplier’s efforts to comply with the Conflict Minerals Policy have been deficient and the supplier fails to cooperate in developing and implementing reasonable remedial steps, Ecolab reserves the right to take appropriate actions up to and including discontinuing purchases from the supplier.

We do not seek to embargo responsible sourcing of 3TG from the DRC region, nor do we condone a general embargo on sourcing from the region.

c.                                       We utilize the Conflict Minerals Reporting Template (the “Conflict Minerals Reporting Template”) developed by the CFSI to identify smelters and refiners in our supply chain. The Conflict Minerals Reporting Template requests suppliers to provide information concerning the usage and source of 3TG in their products, as well as information concerning their related compliance efforts.

d.                                      We are a member of the CFSI. Additionally, we participate as a member of the Conflict Minerals Task Force in the Twin Cities (Minneapolis-St.

Paul) for the purpose of aligning our approach and establishing best practices with other firms with respect to compliance with the Conflict Minerals Rule.

e.                                       We have implemented an IT solution to engage our direct suppliers and to maintain responses relating to 3TG due diligence, including records of due diligence processes, findings and resulting decisions, in an electronic format for at least five years.

f.                                        Our forms of purchase order terms and conditions contain provisions relating to the sourcing of 3TG to be contained in our products.

g.                                       We include as a part of our supplier quality review process inquiries concerning the supplier’s policies and procedures relating to 3TG sourcing.

h.                                      In addition to other reporting methods set forth on our web site and in our Code of Conduct, we have a dedicated email address, conflictminerals@ecolab.com, which can be used by interested parties to contact Ecolab with respect to its supplier surveys, Conflict Minerals Policy and related matters.

2.                                      Identify and assess risk in the supply chain

a.                                      We request that suppliers provide us with information concerning the usage and source of 3TG in the parts that they sell to us and their related compliance efforts through the completion of a Conflict Minerals Reporting Template. We follow up by email with suppliers that do not respond to the request within a specified time frame.

b.                                      Our IT solution utilizes programming logic to review the Conflict Minerals Reporting Templates that we receive from suppliers and flags responses not conforming to specified criteria.

c.                                       Smelter and refiner data is reviewed for us by the Reviewer to verify, to the extent known by the Reviewer based on its research, (a) the validity of the smelters and refiners identified to us by the suppliers, (b) the audit status of such smelters and refiners, (c) the country of origin of the 3TG obtained by such smelters and refiners and (d) whether such smelters and refiners obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the DRC or an adjoining country.

Design and implement a strategy to respond to identified risks

We have procedures for monitoring and reporting on risk to designated senior management on an ongoing basis. Pursuant to these procedures, our 3TG compliance team reports the findings of its compliance efforts to a steering committee comprised of management personnel from our global supply chain, regulatory affairs, legal, research and development and sustainability functions.

We utilize a risk mitigation framework that allows for a flexible response commensurate with the risks identified. Under the framework, actions range from supplier education and follow-up to discontinuing purchases from a supplier.

Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

With our membership in the CFSI, we support an industry initiative that audits smelters’ and refiners’ due diligence activities. The data on which we relied for certain statements in this Conflict Minerals Report was obtained through our membership in the CFSI.

Report on supply chain due diligence

We file a Form SD and a Conflict Minerals Report with the Securities and Exchange Commission and make these documents available on our website at http://www.ecolab.com/investor.

III.                              Due Diligence Measures Performed by Ecolab

Ecolab has performed the due diligence and related measures set forth below in respect of 2015. These are not all of the measures that we took in respect of 2015 in furtherance of our Conflict Minerals Policy and 3TG compliance program or pursuant to the Conflict Minerals Rule and the OECD Guidance.

We sent requests to our in-scope suppliers to provide us with a completed Conflict Minerals Reporting Template. We followed up by email with the suppliers that did not provide a response within the specified time frame.

We reviewed the completed responses received from the suppliers based on our approved review criteria to identify incomplete responses and specified sourcing risks and sent follow-up emails to suppliers providing incomplete or non-conforming responses.

We enlisted the services of the Reviewer to verify, to the extent known by the Reviewer based on its research, (a) the validity of the smelters and refiners identified to us by the suppliers, (b) the audit status of such smelters and refiners, (c) the country of origin of the 3TG obtained by such smelters and refiners and (d) whether such smelters and refiners obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the DRC or an adjoining country.

Our 3TG compliance team reported the findings of its compliance efforts in respect of 2015 to our management steering committee.

We participated in independent third-party audits of smelters and refiners through our membership in the CFSI. In addition, one of the members of our Conflict Minerals practices team was a member of the CFSI due diligence practices team.

IV.                               Product, Smelter and Refiner and Country of Origin Information

In-Scope Product Categories

For 2015, our in-scope products were in the following product categories:

A.                                    Equipment used for the control and dispensing of chemical products.

B.                                    Healthcare patient management systems and other miscellaneous components related to our Healthcare products.

Identified Smelters and Refiners

In connection with our due diligence, the suppliers identified to us the verified smelters and refiners listed in Annex I and Annex II below as having processed the necessary 3TG contained in our in-scope products in 2015. However, not all of the included smelters and refiners may have processed the necessary 3TG contained in our in-scope products.  In some cases, suppliers may have reported to us smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their suppliers or for other reasons. The smelters and refiners listed in the Annexes may not be all of the smelters and refiners in our supply chain, since the suppliers may have been unable to identify the smelters and refiners of some of the necessary 3TG content contained in our in-scope products and because not all suppliers responded to our inquiries.

Annex I sets forth smelters and refiners listed by CFSI as compliant or participating in third-party 3TG audit programs such as the CFSI’s Conflict-Free Smelter Program and those carried out by the London Bullion Market Association, the Responsible Jewellery Council, ITRI through its Tin Supply Chain Initiative and the Tungsten Industry - Conflict Minerals Council. Annex II provides a list of verified smelters and refiners that were not included on the aforementioned CFSI list. The Reviewer was unable to verify the status of 27 smelters and refiners provided to us by the suppliers. Such unverified smelters and refiners are not listed on the Annexes. We are continuing to investigate these and, if they are determined to be smelters/refiners, we will incorporate them into our due diligence process.

Potential Countries of Origin

In addition to sourcing from recycled and scrap sources, based on information received from the Reviewer, Ecolab believes the country of origin of the 3TG sourced by the smelters and refiners in the Annexes may include  the following:  Angola, Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bolivia, Brazil, Burundi, Canada, Chile, China, the DRC, Egypt, Estonia, Ethiopia, France, Germany, Ghana, Greece, Guinea, Guyana, Hong Kong, India, Indonesia, Italy, Japan, Jersey, Kazakhstan, Kyrgyzstan, Laos, Malaysia, Mali, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Romania, Russia, Rwanda, Saudi Arabia, Sierra Leone, Singapore, South Africa, South Korea, Spain, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, United Kingdom, United States, Uzbekistan, Vietnam, Zambia, Zimbabwe.

Of the 362 smelters and refiners listed in the Annexes, 32 smelters and refiners were identified by the Reviewer as sourcing 3TG from the DRC or an adjoining country, with 31 of such smelters and refiners listed as compliant under a third party audit program as of May 3, 2016.

For 2015, notwithstanding our compliance efforts, we were unable to determine the facilities at which at least a portion of the necessary 3TG contained in each of our in-scope products were processed. Accordingly, we also were unable to determine the country of origin for at least a portion of the necessary 3TG contained in each of our in-scope products.  However, none of the necessary 3TG contained in our in-scope products were determined by us to directly or indirectly finance or benefit armed groups in the DRC or an adjoining country.  We did not conclude that any of our products were “DRC conflict free.”  The terms “adjoining country,” “armed group” and “DRC conflict free” have the meanings contained in the Conflict Minerals Rule.

We endeavored to determine the mine or location of origin of the necessary 3TG contained in our in-scope products by requesting that the suppliers provide us with a completed Conflict Minerals Reporting Template and through the other measures described in this Conflict Minerals Report. Additionally, the Reviewer assisted us in determining whether the smelters and refiners identified to us by our suppliers obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the DRC or an adjoining country to the extent such information was reasonably available.

V.                                    Steps to Improve Due Diligence

We intend to take the following additional steps to mitigate the risk that the necessary 3TG in our in-scope products benefit armed groups:

Continue follow-up with direct suppliers that were unresponsive or provided non-conforming responses to improve response rates and quality of information.

Continue our membership in CFSI.

Contribute to the CFSI Initial Audit Fund.

Provide list of unverified facilities to the CFSI smelter engagement team.

Provide additional training and engage additional personnel to support supplier outreach efforts.

ANNEX I

Aggregated List of Facilities Participating in Audit Programs (CFSI, RJC, LBMA, TI-CMC)

Smelter or Refiner Name	Mineral	Smelter or Refiner Status	Smelter or Refiner Location
Aida Chemical Industries Co., Ltd.	Gold	Compliant	Japan
Allgemeine Gold-und Silberscheideanstalt A.G.	Gold	Compliant	Germany
Almalyk Mining and Metallurgical Complex (AMMC)	Gold	Active	Uzbekistan
Argor-Heraeus SA	Gold	Compliant	Switzerland
Asahi Pretec Corporation	Gold	Compliant	Japan
Asahi Refining Canada Limited	Gold	Compliant	Canada
Asahi Refining USA Inc.	Gold	Compliant	United States
Asaka Riken Co., Ltd.	Gold	Compliant	Japan
Aurubis AG	Gold	Compliant	Germany
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	Compliant	Philippines
Boliden AB	Gold	Compliant	Sweden
C. Hafner GmbH + Co. KG	Gold	Compliant	Germany
CCR Refinery - Glencore Canada Corporation	Gold	Compliant	Canada
Chimet S.p.A.	Gold	Compliant	Italy
Cendres + Métaux SA	Gold	Active	Switzerland
Daeijin Indus Co., Ltd.	Gold	Active	South Korea
DODUCO GmbH	Gold	Compliant	Germany
Dowa	Gold	Compliant	Japan
DSC (Do Sung Corporation)	Gold	Active	South Korea
Eco-System Recycling Co., Ltd.	Gold	Compliant	Japan
Elemetal Refining, LLC	Gold	Compliant	United States
Faggi Enrico S.p.A.	Gold	Active	Italy
Geib Refining Corporation	Gold	Active	United States
Heimerle + Meule GmbH	Gold	Compliant	Germany
Heraeus Ltd. Hong Kong	Gold	Compliant	China
Heraeus Precious Metals GmbH & Co. KG	Gold	Compliant	Germany
Ishifuku Metal Industry Co., Ltd.	Gold	Compliant	Japan
Istanbul Gold Refinery	Gold	Compliant	Turkey
Japan Mint	Gold	Compliant	Japan
Jiangxi Copper Company Limited	Gold	Compliant	China
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold	Compliant	Russia

Smelter or Refiner Name	Mineral	Smelter or Refiner Status	Smelter or Refiner Location
JSC Uralelectromed	Gold	Compliant	Russia
JX Nippon Mining & Metals Co., Ltd.	Gold	Compliant	Japan
Kazzinc	Gold	Compliant	Kazakhstan
Kennecott Utah Copper LLC	Gold	Compliant	United States
KGHM Polska Miedź Spόtka Akcyjna	Gold	Active	Poland
Kojima Chemicals Co., Ltd.	Gold	Compliant	Japan
LS-NIKKO Copper Inc.	Gold	Compliant	South Korea
Materion	Gold	Compliant	United States
Matsuda Sangyo Co., Ltd.	Gold	Compliant	Japan
Metalor Technologies (Hong Kong) Ltd.	Gold	Compliant	China
Metalor Technologies (Singapore) Pte., Ltd.	Gold	Compliant	Singapore
Metalor Technologies (Suzhou) Co Ltd	Gold	Active	China
Metalor Technologies SA	Gold	Compliant	Switzerland
Metalor USA Refining Corporation	Gold	Compliant	United States
Metalúrgica Met-Mex Peñoles S.A. de C.V.	Gold	Compliant	Mexico
Mitsubishi Materials Corporation	Gold	Compliant	Japan
Mitsui Mining & Smelting	Gold	Compliant	Japan
MMTC-PAMP India Pvt., Ltd.	Gold	Compliant	India
Moscow Special Alloys Processing Plant	Gold	Compliant	Russia
Nadir Metal Rafineri San. Ve Tic A.Ş.	Gold	Compliant	Turkey
Navoi Mining and Metallurgical Combinat	Gold	Active	Uzbekistan
Nihon Material Co., Ltd.	Gold	Compliant	Japan
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Gold	Compliant	Austria
Ohura Precious Metal Industry Co., Ltd.	Gold	Compliant	Japan
OJSC Novosibirsk Refinery	Gold	Compliant	Russia
PAMP SA	Gold	Compliant	Switzerland
Prioksky Plant of Non-Ferrous Metals	Gold	Compliant	Russia
PT Aneka Tambang (Persero) Tbk	Gold	Compliant	Indonesia
Rand Refinery (Pty) Ltd.	Gold	Compliant	South Africa
Republic Metals Corporation	Gold	Compliant	United States
Royal Canadian Mint	Gold	Compliant	Canada
Samduck Precious Metals	Gold	Active	South Korea
Saxonia Edelmetalle GmbH	Gold	Active	Germany
Schöne Edelmetaal B.V.	Gold	Compliant	Netherlands
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	Compliant	China
Sichuan Tianze Precious Metals Co., Ltd.	Gold	Compliant	China
Singway Technology Co., Ltd.	Gold	Compliant	Taiwan
SOE Shyolkovsky Factory of Secondary Precious	Gold	Compliant	Russia

Smelter or Refiner Name	Mineral	Smelter or Refiner Status	Smelter or Refiner Location
Metals
Solar Applied Materials Technology Corp.	Gold	Compliant	Taiwan
Sumitomo Metal Mining Co., Ltd.	Gold	Compliant	Japan
T.C.A S.p.A	Gold	Compliant	Italy
Tanaka Kikinzoku Kogyo K.K.	Gold	Compliant	Japan
The Refinery of Shandong Gold Mining Co., Ltd.	Gold	Compliant	China
Tokuriki Honten Co., Ltd.	Gold	Compliant	Japan
Torecom	Gold	Active	South Korea
Umicore Brasil Ltda.	Gold	Compliant	Brazil
Umicore Precious Metals Thailand	Gold	Compliant	Thailand
Umicore SA Business Unit Precious Metals Refining	Gold	Compliant	Belgium
United Precious Metal Refining, Inc.	Gold	Compliant	United States
Valcambi SA	Gold	Compliant	Switzerland
Western Australian Mint trading as The Perth Mint	Gold	Compliant	Australia
Yamamoto Precious Metal Co., Ltd.	Gold	Compliant	Japan
Yokohama Metal Co., Ltd.	Gold	Compliant	Japan
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	Compliant	China
Zijin Mining Group Co., Ltd. Gold Refinery	Gold	Compliant	China
Changsha South Tantalum Niobium Co., Ltd.	Tantalum	Compliant	China
Conghua Tantalum and Niobium Smeltry	Tantalum	Compliant	China
D Block Metals, LLC	Tantalum	Compliant	United States
Duoluoshan	Tantalum	Compliant	China
Exotech Inc.	Tantalum	Compliant	United States
F&X Electro-Materials Ltd.	Tantalum	Compliant	China
FIR Metals & Resource Ltd.	Tantalum	Compliant	China
Global Advanced Metals Aizu	Tantalum	Compliant	Japan
Global Advanced Metals Boyertown	Tantalum	Compliant	United States
Guangdong Zhiyuan New Material Co., Ltd.	Tantalum	Compliant	China
H.C. Starck Co., Ltd.	Tantalum	Compliant	Thailand
H.C. Starck GmbH Goslar	Tantalum	Compliant	Germany
H.C. Starck GmbH Laufenburg	Tantalum	Compliant	Germany
H.C. Starck Hermsdorf GmbH	Tantalum	Compliant	Germany
H.C. Starck Inc.	Tantalum	Compliant	United States
H.C. Starck Ltd.	Tantalum	Compliant	Japan
H.C. Starck Smelting GmbH & Co.KG	Tantalum	Compliant	Germany

Smelter or Refiner Name	Mineral	Smelter or Refiner Status	Smelter or Refiner Location
Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	Compliant	China
Hi-Temp Specialty Metals, Inc.	Tantalum	Compliant	United States
Jiangxi Dinghai Tantalum & Niobium Co., Ltd	Tantalum	Compliant	China
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	Compliant	China
Jiujiang Tanbre Co., Ltd.	Tantalum	Compliant	China
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	Compliant	China
KEMET Blue Metals	Tantalum	Compliant	Mexico
Kemet Blue Powder	Tantalum	Compliant	United States
King-Tan Tantalum Industry Ltd.	Tantalum	Compliant	China
LSM Brasil S.A.	Tantalum	Compliant	Brazil
Metallurgical Products India Pvt., Ltd.	Tantalum	Compliant	India
Mitsui Mining & Smelting	Tantalum	Compliant	Japan
Molycorp Silmet A.S.	Tantalum	Compliant	Estonia
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	Compliant	China
Plansee SE Liezen	Tantalum	Compliant	Austria
Plansee SE Reutte	Tantalum	Compliant	Austria
QuantumClean	Tantalum	Compliant	United States
Resind Indústria e Comércio Ltda.	Tantalum	Compliant	Brazil
RFH Tantalum Smeltry Co., Ltd.	Tantalum	Compliant	China
Solikamsk Magnesium Works OAO	Tantalum	Compliant	Russia
Taki Chemicals	Tantalum	Compliant	Japan
Telex Metals	Tantalum	Compliant	United States
Tranzact, Inc.	Tantalum	Compliant	United States
Ulba Metallurgical Plant JSC	Tantalum	Compliant	Kazakhstan
XinXing Haorong Electronic Material Co., Ltd.	Tantalum	Compliant	China
Yichun Jin Yang Rare Metal Co., Ltd.	Tantalum	Compliant	China
Zhuzhou Cemented Carbide	Tantalum	Compliant	China
Alpha	Tin	Compliant	United States
An Vinh Joint Stock Mineral Processing Company	Tin	Active	Vietnam
China Tin Group Co., Ltd.	Tin	Compliant	China
CV Ayi Jaya	Tin	Compliant	Indonesia
CV Gita Pesona	Tin	Compliant	Indonesia
CV Serumpun Sebalai	Tin	Compliant	Indonesia
CV United Smelting	Tin	Compliant	Indonesia
CV Venus Inti Perkasa	Tin	Compliant	Indonesia

Smelter or Refiner Name	Mineral	Smelter or Refiner Status	Smelter or Refiner Location
Dowa	Tin	Compliant	Japan
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tin	Active	Vietnam
Elmet S.L.U. (Metallo Group)	Tin	Compliant	Spain
EM Vinto	Tin	Compliant	Bolivia
Fenix Metals	Tin	Compliant	Poland
Gejiu Kai Meng Industry and Trade LLC	Tin	Active	China
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	Compliant	China
Geiju Yunxin Nonferrous Electrolysis Co., Ltd.	Tin	Active	China
Jiangxi Ketai Advanced Material Co., Ltd.	Tin	Compliant	China
Magnu’s Minerais Metais e Ligas Ltda.	Tin	Compliant	Brazil
Malaysia Smelting Corporation (MSC)	Tin	Compliant	Malaysia
Melt Metais e Ligas S/A	Tin	Compliant	Brazil
Metallic Resources, Inc.	Tin	Compliant	United States
Metallo-Chimique N.V.	Tin	Compliant	Belgium
Minsur	Tin	Compliant	Peru
Mitsubishi Materials Corporation	Tin	Compliant	Japan
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin	Active	Vietnam
O.M. Manufacturing (Thailand) Co., Ltd.	Tin	Compliant	Thailand
O.M. Manufacturing Philippines, Inc.	Tin	Compliant	Philippines
Operaciones Metalurgical S.A.	Tin	Compliant	Bolivia
Phoenix Metal Ltd	Tin	Active	Rwanda
PT Aries Kencana Sejahtera	Tin	Compliant	Indonesia
PT Artha Cipta Langgeng	Tin	Compliant	Indonesia
PT ATD Makmur Mandiri Jaya	Tin	Compliant	Indonesia
PT Babel Inti Perkasa	Tin	Compliant	Indonesia
PT Bangka Prima Tin	Tin	Compliant	Indonesia
PT Bangka Tin Industry	Tin	Compliant	Indonesia
PT Belitung Industri Sejahtera	Tin	Compliant	Indonesia
PT BilliTin Makmur Lestari	Tin	Compliant	Indonesia
PT Bukit Timah	Tin	Compliant	Indonesia
PT Cipta Persada Mulia	Tin	Compliant	Indonesia
PT DS Jaya Abadi	Tin	Compliant	Indonesia
PT Eunindo Usaha Mandiri	Tin	Compliant	Indonesia
PT Inti Stania Prima	Tin	Compliant	Indonesia
PT Justindo	Tin	Compliant	Indonesia
PT Karimun Mining	Tin	Active	Indonesia
PT Mitra Stania Prima	Tin	Compliant	Indonesia

Smelter or Refiner Name	Mineral	Smelter or Refiner Status	Smelter or Refiner Location
PT Panca Mega Persada	Tin	Compliant	Indonesia
PT Prima Timah Utama	Tin	Compliant	Indonesia
PT Refined Bangka Tin	Tin	Compliant	Indonesia
PT Sariwiguna Binasentosa	Tin	Compliant	Indonesia
PT Stanindo Inti Perkasa	Tin	Compliant	Indonesia
PT Sumber Jaya Indah	Tin	Compliant	Indonesia
PT Timah (Persero) Tbk Kundur	Tin	Compliant	Indonesia
PT Timah (Persero) Tbk Mentok	Tin	Compliant	Indonesia
PT Tinindo Inter Nusa	Tin	Compliant	Indonesia
PT Tommy Utama	Tin	Compliant	Indonesia
PT WAHANA PERKIT JAYA	Tin	Compliant	Indonesia
Resind Indústria e Comércio Ltda.	Tin	Compliant	Brazil
Rui Da Hung	Tin	Compliant	Taiwan
Soft Metais Ltda.	Tin	Compliant	Brazil
Thaisarco	Tin	Compliant	Thailand
Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tin	Active	Vietnam
VQB Mineral and Trading Group JSC	Tin	Compliant	Vietnam
White Solder Metalurgia e Mineraçăo Ltda.	Tin	Compliant	Brazil
Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	Tin	Active	China
Yunnan Tin Group (Holding) Company Limited	Tin	Compliant	China
A.L.M.T. TUNGSTEN Corp.	Tungsten	Compliant	Japan
Asia Tungsten Products Vietnam Ltd.	Tungsten	Compliant	Vietnam
Chenzhou Diamond Tungsten Products Co., Ltd.	Tungsten	Compliant	China
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	Compliant	China
Dayu Jincheng Tungsten Industry Co., Ltd.	Tungsten	Category A	China
Dayu Weiliang Tungsten Co., Ltd.	Tungsten	Category A	China
Fujian Jinxin Tungsten Co., Ltd.	Tungsten	Compliant	China
Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten	Compliant	China
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	Compliant	China
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Tungsten	Category A	China
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	Compliant	China
Ganzhou Yatai Tungsten Co., Ltd.	Tungsten	Compliant	China
Global Tungsten & Powders Corp.	Tungsten	Compliant	United States
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	Compliant	China
H.C. Starck GmbH	Tungsten	Compliant	Germany
H.C. Starck Smelting GmbH & Co.KG	Tungsten	Compliant	Germany
Hunan Chenzhou Mining Co., Ltd.	Tungsten	Compliant	China
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Tungsten	Compliant	China

Smelter or Refiner Name	Mineral	Smelter or Refiner Status	Smelter or Refiner Location
Hunan Chunchang Nonferrous Metals Co., Ltd.	Tungsten	Compliant	China
Hydrometallurg, JSC	Tungsten	Compliant	Russia
Japan New Metals Co., Ltd.	Tungsten	Compliant	Japan
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	Active	China
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	Compliant	China
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	Active	China
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	Active	China
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Tungsten	Compliant	China
Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	Active	China
Kennametal Fallon	Tungsten	Active	United States
Kennametal Huntsville	Tungsten	Compliant	United States
Malipo Haiyu Tungsten Co., Ltd.	Tungsten	Compliant	China
Niagara Refining LLC	Tungsten	Compliant	United States
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Tungsten	Compliant	Vietnam
Pobedit, JSC	Tungsten	Category A	Russia
Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten	Compliant	Vietnam
Vietnam Youngsun Tungsten Industry Co., Ltd.	Tungsten	Compliant	Vietnam
Xiamen Tungsten Co., Ltd.	Tungsten	Compliant	China
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten	Compliant	China

The following notes apply to Annex I above:

(1)                                 “Compliant” means that a smelter or refiner was compliant with the applicable Conflict-Free Smelter Program (“CFSP”) assessment protocols.

(2)                                 “Active” means that the smelter or refiner has submitted a signed Agreement for the Exchange of Confidential Information and Auditee Agreement contracts to the CFSP or has agreed to complete a CFSP compliance audit conducted by an independent third party auditor.

(3)                                 “Category A” means that the smelter has committed to complete a CFSP validation within two years of membership issuance by the Tungsten Industry — Council Minerals Council.

(4)                                 The designations of Compliant, Active and Category A reflected in the table are based solely on information made publicly available by the CFSI, without independent verification by us.

ANNEX II

List of Verified Facilities Not Otherwise Listed as Compliant, Active or Category A

Smelter or Refiner Name	Mineral	Smelter or Refiner Location
Advanced Chemical Company	Gold	United States
Aktyubinsk Copper Company TOO	Gold	Kazakhstan
Alpha	Gold	United States
AngloGold Ashanti Córrego do Sítio Mineração	Gold	Brazil
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold	Turkey
Bauer Walser AG	Gold	Germany
Caridad	Gold	Mexico
China Nonferrous Metal Mining (Group) Co., Ltd.	Gold	China
Chugai Mining	Gold	Japan
Codelco	Gold	Chile
Daye Non-Ferrous Metals Mining Ltd.	Gold	China
Eldorado Gold Corporation	Gold	Canada
EM Vinto	Gold	Bolivia
Gansu Seemine Material Hi-Tech Co Ltd	Gold	China
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Gold	China
Great Wall Precious Metals Co., Ltd. of CBPM	Gold	China
Guangdong Jinding Gold Limited	Gold	China
Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold	China
Heraeus Materials Technology GmbH & Co. KG	Gold	Singapore
Hunan Chenzhou Mining Co., Ltd.	Gold	China
Hwasung CJ Co. Ltd	Gold	South Korea
Inner Mongolia QianKun Gold and Refinery Share Company Limited	Gold	China
Jinlong Copper Co., Ltd.	Gold	China
Kazakhmys plc	Gold	Kazakhstan
Korea Metal Co. Ltd	Gold	South Korea
Kyrgyzaltyn JSC	Gold	Kyrgyzstan
L’ azurde Company For Jewelry	Gold	Saudi Arabia
Lingbao Gold Company Ltd.	Gold	China
Lingbao Jinyuan Tonghui Refinery Co. Ltd.	Gold	China
Luo yang Zijin Yinhui Metal Smelt Co Ltd	Gold	China
Metallic Resources, Inc.	Gold	United States
Metallo-Chimique N.V.	Gold	Belgium
Metalor USA Refining Corporation	Gold	United States
Morris and Watson	Gold	New Zealand
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Gold	Russia

Smelter or Refiner Name	Mineral	Smelter or Refiner Location
OJSC Kolyma Refinery	Gold	Russia
Penglai Penggang Gold Industry Co Ltd	Gold	China
PT Timah (Persero) Tbk Mentok	Gold	Indonesia
Sabin Metal Corp.	Gold	United States
SAMWON METALS Corp.	Gold	South Korea
SEMPSA Joyería Platería SA	Gold	Spain
Senju Metal Industry Co., Ltd.	Gold	Bolivia
Shandong Gold Mining Co., Ltd.	Gold	China
So Accurate Group, Inc.	Gold	United States
Sumisho Material Corp.	Gold	Japan
Technic Inc.	Gold	United States
Thaisarco	Gold	Thailand
TongLing Nonferrous Metals Group Holdings Co., Ltd.	Gold	China
WIELAND Edelmetalle GmbH	Gold	Germany
Yantai Guodasafina High-tech Environmental Refinery CO., Ltd.	Gold	China
Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	Gold	China
Yunnan Copper Industry Co Ltd	Gold	China
Yunnan Tin Group (Holding) Company Limited	Gold	China
Zhe Jiang Guang Yuan Noble Metal Smelting Factory	Gold	China
AMG Advanced Metallurgical Group	Tantalum	United States
Gannon & Scott	Tantalum	United States
Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	Tantalum	China
H.C. Starck GmbH	Tantalum	Germany
JX Nippon Mining & Metals Co., Ltd.	Tantalum	Japan
Materion	Tantalum	United States
Nippon Mining & Metals Co. Ltd.	Tantalum	Japan
POSCO	Tantalum	South Korea
Asahi Pretec Corporation	Tin	Japan
Aurubis AG	Tin	Germany
Best Metais e Soldas SA	Tin	Brazil
Caridad	Tin	Mexico
CNMC (Guangxi) PGMA Co. Ltd.	Tin	China
CSC Pure Technologies	Tin	Russia
CV Duta Putra Bangka	Tin	Indonesia
CV Prima Timah Utama	Tin	Indonesia

Smelter or Refiner Name	Mineral	Smelter or Refiner Location
Electroloy Metal Pte	Tin	Singapore
Estanho de Rondônia S.A.	Tin	Brazil
Feinhutte Halsbrucke GmbH	Tin	Germany
Ganzhou Huaxing Tungsten Products Co., Ltd.	Tin	China
Gejiu Zi-Li	Tin	China
Heraeus Ltd. Hong Kong	Tin	China
Heraeus Materials Technology GmbH & Co. KG	Tin	Singapore
Heraeus Precious Metals GmbH & Co. KG	Tin	Germany
Huichang Jinshunda Tin Co. Ltd	Tin	China
Hyundai-Steel	Tin	South Korea
Jean Goldschmidt International SA	Tin	Belgium
Kennametal Huntsville	Tin	United States
Lingbao Jinyuan Tonghui Refinery Co. Ltd.	Tin	China
Linwu Xianggui Smelter Co	Tin	China
LS-NIKKO Copper Inc.	Tin	South Korea
Materials Eco-Refining CO.,LTD	Tin	Japan
Metahub Industries Sdn. Bhd.	Tin	Malaysia
Metalor USA Refining Corporation	Tin	United States
Mineração Taboca S.A.	Tin	Brazil
Nankang Nanshan Tin Co., Ltd.	Tin	China
Novosibirsk Integrated Tin Works	Tin	Russia
OJSC Novosibirsk Refinery	Tin	Russia
PBT	Tin	France
POSCO	Tin	South Korea
PT Alam Lestari Kencana	Tin	Indonesia
PT Aneka Tambang (Persero) Tbk	Tin	Indonesia
PT Bangka Kudai Tin	Tin	Indonesia
PT Bangka Timah Utama Sejahtera	Tin	Indonesia
PT Fang Di MulTindo	Tin	Indonesia
PT Pelat Timah Nusantara Tbk	Tin	Indonesia
PT Seirama Tin investment	Tin	Indonesia
PT Tirus Putra Mandiri	Tin	Indonesia
Pure Technology	Tin	Russia
Senju Metal Industry Co., Ltd.	Tin	Bolivia
SGS	Tin	Bolivia
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Tin	China
Umicore SA Business Unit Precious Metals Refining	Tin	Belgium
Vale Inco, Ltd.	Tin	Canada

Smelter or Refiner Name	Mineral	Smelter or Refiner Location
Xianghualing Tin Co., Ltd.	Tin	China
Yokohama Metal Co., Ltd.	Tin	Japan
Air Products	Tungsten	United States
Alpha	Tungsten	United States
Ganxian Shirui New Material Co., Ltd.	Tungsten	China
Golden Egret Special Alloy Co. Ltd	Tungsten	China
Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	Tungsten	China
Izawa Metal Co., Ltd	Tungsten	Japan
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Tungsten	China
JX Nippon Mining & Metals Co., Ltd.	Tungsten	Japan
Materion	Tungsten	United States
Metallo-Chimique N.V.	Tungsten	Belgium
Mitsubishi Materials Corporation	Tungsten	Japan
Mitsui Mining & Smelting	Tungsten	Japan
Ningxia Orient Tantalum Industry Co., Ltd.	Tungsten	China
North American Tungsten	Tungsten	Canada
Sanher Tungsten Vietnam Co., Ltd.	Tungsten	Vietnam
Solar Applied Materials Technology Corp.	Tungsten	Taiwan
Sumitomo Metal Mining Co., Ltd.	Tungsten	Japan
Voss Metals Company, Inc.	Tungsten	United States
Xiamen Honglu Tungsten Molybdenum Industry Co.Ltd	Tungsten	China
Zhuzhou Cemented Carbide	Tungsten	China